UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 24, 2019

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	0-16195	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IIVI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by II-VI Incorporated (the “Company”) of its previously announced acquisition of Finisar Corporation (“Finisar”) on September 24, 2019 (the “Closing Date”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 8, 2018 (the “Merger Agreement”), by and among the Company, Mutation Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Finisar, on the Closing Date, Merger Sub merged with and into Finisar (the “Merger”), and Finisar continued as the surviving corporation in the Merger and a wholly owned subsidiary of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On the Closing Date, the Company entered into an Amended and Restated Credit Agreement, dated as of September 24, 2019 (the “New Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto. The Company entered into the New Credit Agreement in connection with the consummation of the Merger.

Pursuant to the terms and subject to the conditions therein, the New Credit Agreement provides for senior secured financing of $2.425 billion in the aggregate, consisting of (i) a five-year senior secured first-lien term A loan facility in an aggregate principal amount of $1.255 billion (the “Term A Facility”), (ii) a seven-year senior secured term B loan facility in an aggregate principal amount of $720.0 million (the “Term B Facility” and together with the Term A Facility, the “Term Loan Facilities”) and (iii) a five-year senior secured first-lien revolving credit facility in an aggregate principal amount of $450.0 million (the “Revolving Credit Facility” and together with the Term Loan Facilities, the “New Senior Credit Facilities”). The New Credit Agreement also provides for a letter of credit sub-facility not to exceed $25.0 million and a swing loan sub-facility initially not to exceed $20.0 million, subject to adjustment in accordance with the terms of the New Credit Agreement.

The Company used a portion of the proceeds from the New Senior Credit Facilities, and cash and short-term investments of the Company and Finisar, to pay the cash portion of the merger consideration payable in connection with the Merger, and related fees and expenses in connection with the Merger. The Company used a portion of the proceeds from the New Senior Credit Facilities to refinance in full the credit facilities provided under the Third Amended and Restated Credit Agreement, by and among the Company, the guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as Administrative and Documentation Agent, and Bank of America, N.A., as Syndication Agent, dated as of July 28, 2016 (as amended, the “PNC Credit Agreement”). The Company also will use a portion of the proceeds from the New Senior Credit Facilities to repay amounts owed in connection with Finisar’s outstanding 0.50% Convertible Senior Notes due 2036 (the “Finisar Notes”) issued pursuant to the Indenture, dated as of December 21, 2016 (the “Finisar Base Indenture”), between Finisar and Wells Fargo Bank, National Association, as trustee (the “Trustee”), currently in an aggregate principal amount outstanding of $575.0 million.

The Company’s obligations under the New Senior Credit Facilities are guaranteed by each of the Company’s existing or future direct and indirect domestic subsidiaries, including Finisar and its domestic subsidiaries (collectively, the “Guarantors”). Borrowings under the New Senior Credit Facilities are collateralized by a first priority lien in substantially all of the assets of the Company and the Guarantors, except that no real property is collateral under the New Senior Credit Facilities.

The Company is obligated to repay the outstanding principal amount of the Term A Facility in quarterly installments equal to 1.25% of the initial aggregate principal amount of the Term A Facility, commencing on the last day of the first full fiscal quarter after the Closing Date and on each December 31, March 31, June 30 and September 30 thereafter, with the remaining outstanding balance due and payable on the fifth anniversary of the Closing Date. Similarly, the Company is obligated to repay the outstanding principal amount of the Term B Facility in quarterly installments equal to 0.25% of the initial aggregate principal amount of the Term B Facility, commencing on the last day of the first full fiscal quarter after the Closing Date and on each December 31, March 31, June 30 and September 30 thereafter, with the remaining outstanding balance due and payable on the seventh anniversary of the Closing Date. The Company is obligated to repay the aggregate principal amount of all outstanding revolving loans made under the Revolving Credit Facility on the fifth anniversary of the Closing Date.

All amounts outstanding under the New Senior Credit Facilities will become due and payable 120 days prior to the maturity of the Company’s currently outstanding 0.25% Convertible Senior Notes due 2022 (the “II-VI Notes”) if (i) the II-VI Notes remain outstanding, and (ii) the Company has insufficient cash and borrowing availability to repay the principal amount of the II-VI Notes. The Company voluntarily may prepay, at any time or from time to time, any amounts outstanding under the New Senior Credit Facilities in whole or in part without premium or penalty. The Company may be subject to mandatory prepayment of amounts outstanding under the New Senior Credit Facilities under certain circumstances, including in connection with certain asset sales or other dispositions of property and debt issuances. The Company also may be required to prepay amounts under the Term B Facility based on the Company’s excess cash flow (as calculated in accordance with the terms of the New Credit Agreement) for the Company’s prior fiscal year beginning with its fiscal year ending June 30, 2020 and the Company’s consolidated secured net leverage ratio (as calculated in accordance with the terms of the New Credit Agreement) as of the end of such fiscal year.

Amounts outstanding under the New Senior Credit Facilities will bear interest at a rate per annum equal to an applicable margin over a eurocurrency rate or an applicable margin over a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America, N.A.’s prime rate and (c) a eurocurrency rate plus 1.00%, in each case as calculated in accordance with the terms of the New Credit Agreement. The applicable interest rate would increase under certain circumstances relating to events of default.

The New Credit Agreement contains customary affirmative and negative covenants with respect to the New Senior Credit Facilities, including limitations with respect to liens, investments, indebtedness, dividends, mergers and acquisitions, dispositions of assets and transactions with affiliates. Except with the consent of certain lenders in accordance with the terms of the New Credit Agreement, with respect to the New Senior Credit Facilities, the Company will be obligated to maintain a consolidated interest coverage ratio (as calculated in accordance with the terms of the new Credit Agreement) as of the end of each fiscal quarter of not less than 3.00:1.00. Similarly, except with the consent of certain lenders in accordance with the terms of the New Credit Agreement, with respect to the New Senior Credit Facilities, the Company will be obligated to maintain a consolidated total net leverage ratio (as calculated in accordance with the terms of the New Credit Agreement) of not greater than (i) 5.00 to 1.00 for the first four fiscal quarters after the Closing Date, commencing with the first full fiscal quarter after the Closing Date, (ii) 4.50 to 1.00 for the fifth fiscal quarter through and including the eighth fiscal quarter after the Closing Date, and (iii) 4.00 to 1.00 for each subsequent fiscal quarter.

The New Credit Agreement provides for customary events of default, including (i) a failure to pay principal, interest or fees under the New Senior Credit Facilities when due, (ii) a failure by the Company to comply with applicable covenants under the New Senior Credit Facilities, (iii) the fact that any representation or warranty made by the Company is false or misleading in any material respect, (iv) the occurrence of an event of default under other indebtedness of the Company with a then-outstanding principal balance of $35.0 million or more, (vi) the commencement of certain insolvency or receivership events and (vii) the occurrence of a change in control of the Company. Upon the occurrence of an event of default, the lenders under the New Senior Credit Facilities would be under no further obligations to make loans under the Revolving Credit Facility, and all outstanding borrowings under the New Senior Credit Facilities could be declared immediately due and payable.

The New Credit Agreement amends and restates the Credit Agreement, dated as of March 4, 2019 (as amended, the “Prior Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto, as amended by the Amendment No. 1 to Credit Agreement, dated as of May 24, 2019, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto. The funding obligations of the lenders under the credit facilities governed by the Prior Credit Agreement were subject to certain conditions that were unsatisfied prior to the consummation of the Merger and the Company’s entrance into the New Credit Agreement. Accordingly, no borrowings were outstanding under the credit facilities governed by the Prior Credit Agreement, and the Company was not able to borrow under those credit facilities.

The foregoing is a description of the material terms and conditions of the New Credit Agreement and is not a complete discussion of the New Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Finisar Convertible Notes

In connection with the consummation of the Merger, the Company, Finisar and the Trustee entered into a First Supplemental Indenture, dated as of September 24, 2019 (the “First Supplemental Indenture”). The First Supplemental Indenture supplements the Finisar Base Indenture (as supplemented, the “Finisar Indenture”), which governs the Finisar Notes. Pursuant to the terms of the First Supplemental Indenture, the Company has fully and unconditionally guaranteed, on a senior unsecured basis, the due and punctual payment and performance of all obligations of Finisar to the holders of the Finisar Notes. The First Supplemental Indenture also provides that the right of holders of Finisar Notes to convert Finisar Notes into cash and/or shares of common stock, $0.001 par value, of Finisar (“Finisar Common Stock”) is changed to a right to convert Finisar Notes into cash and/or shares of common stock, no par value, of the Company (“Company Common Stock”), subject to the terms of the Finisar Indenture.

Under the terms of the Finisar Indenture, the consummation and effectiveness of the Merger on the Closing Date constituted a Fundamental Change (as defined in the Finisar Indenture) and a Make-Whole Fundamental Change (as defined in the Finisar Indenture). Accordingly, in accordance with the terms of the Finisar Indenture, each holder of Finisar Notes has the right to (i) convert its Finisar Notes into cash and/or shares of Company Common Stock, at Finisar’s option, or (ii) require that Finisar repurchase such holder’s Finisar Notes for an amount in cash equal to one hundred percent (100%) of the principal amount of such Finisar Notes plus accrued and unpaid interest. The Finisar Notes may be redeemed at any time on or after December 22, 2021 in whole or in part at the option of Finisar at a redemption price equal to one hundred percent (100%) of the principal amount of such Finisar Notes plus accrued and unpaid interest. Each holder of Finisar Notes also may require Finisar to repurchase all or any portion of such holder’s outstanding Finisar Notes for cash on December 15, 2021, December 15, 2026 and December 15, 2031 at a repurchase price equal to one hundred percent (100%) of the principal amount of such Finisar Notes plus accrued and unpaid interest. The Finisar Notes will mature on December 15, 2036. Interest on the Finisar Notes accrues at 0.50% per annum, paid semi-annually, in arrears, on June 15 and December 15 of each year.

The foregoing is a description of the material terms and conditions of the Finisar Indenture and is not a complete discussion of the Finisar Indenture. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Finisar Base Indenture and the First Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Assumed RSUs; Assumption of Unused Capacity under the Amended and Restated Finisar Corporation 2005 Stock Incentive Plan; Assumption of the Finisar Corporation 401(k) Profit Sharing Plan

As further described below under Item 2.01, pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), the Company assumed approximately 6.6 million Assumed RSUs (as defined below). Each Assumed RSU is subject to substantially the same terms and conditions as applied to the Assumed RSU immediately prior to the Effective Time, except that the number of shares of Company Common Stock subject to each Assumed RSU has been adjusted in accordance with the terms of the Merger Agreement. An aggregate of approximately 4.0 million shares of Company Common Stock are issuable in connection with the Assumed RSUs. Other than the Assumed RSUs, the Company did not assume any other awards outstanding under the Amended and Restated Finisar Corporation 2005 Stock Incentive Plan (the “Finisar 2005 Plan”). As of the Effective Time, the Company also assumed (i) the unused capacity under the Finisar 2005 Plan and (ii) the Finisar Corporation 401(k) Profit Sharing Plan.

The foregoing is not a complete description of the Finisar 2005 Plan or the Assumed RSUs. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Finisar 2005 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, and the full text of the forms of restricted stock award agreements relating to the Finisar 2005 Plan that are filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of the Closing Date, the Prior Credit Agreement was replaced by the New Credit Agreement. The Prior Credit Agreement provided for senior secured financing of $1.705 billion in the aggregate, consisting of (i) a five-year senior secured first-lien term A loan facility in an aggregate principal amount of $1.255 billion and (ii) a five-year senior secured first-lien revolving credit facility in an aggregate principal amount of $450.0 million. The funding obligations of the lenders under the credit facilities governed by the Prior Credit Agreement were subject to certain conditions that were unsatisfied prior to the consummation of the Merger and the Company’s entrance into the New Credit Agreement. Accordingly, no borrowings were outstanding under the credit facilities governed by the Prior Credit Agreement, and the Company was not able to borrow under those credit facilities. The Company was in compliance with all financial covenants under the Prior Credit Agreement as of the Closing Date.

Effective as of the Closing Date, the Company used approximately $168.4 million of the proceeds from the New Senior Credit Facilities to refinance in full the credit facilities provided under the PNC Credit Agreement. The PNC Credit Agreement provided for an unsecured revolving credit facility in an aggregate principal amount of $325 million and a $100 million term loan. The PNC Credit Agreement was scheduled to expire on July 27, 2021. The Company was in compliance with all financial covenants under the PNC Credit Agreement as of the Closing Date.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its acquisition of Finisar through the consummation of the Merger. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each issued and outstanding share of Finisar Common Stock (excluding any shares of Finisar Common Stock owned by the Company, Finisar or any of their wholly owned direct or indirect subsidiaries) was automatically cancelled and converted into the right to receive, at the election of the holder of such share of Finisar Common Stock, consideration consisting of (i) $26.00 in cash, without interest (subject to the proration adjustment procedures set forth in the Merger Agreement, the “Cash Consideration”), (ii) 0.5546 validly issued, fully paid and nonassessable shares of Company Common Stock (subject to the proration adjustment procedures set forth in the Merger Agreement, the “Stock Consideration”), or (iii) a combination of $15.60 in cash, without interest, and 0.2218 validly issued, fully paid and nonassessable shares of Company Common Stock (together with the Cash Election Consideration and the Stock Election Consideration, the “Merger Consideration”). The per share Cash Election Consideration and Stock Election Consideration were subject to adjustment pursuant to the terms of the Merger Agreement such that the aggregate Merger Consideration consists of approximately 60.0% cash and approximately 40.0% shares of Company Common Stock (assuming a per share price of Company Common Stock equal to the closing price as of November 8, 2018, which was $46.88 per share) across all shares of Finisar Common Stock (including Finisar Stock Options (as defined below) and Participating RSUs (as defined below)). No fractional shares of Company Common Stock are being issued as Merger Consideration, and Finisar stockholders will receive cash in lieu of any fractional shares of Company Common Stock.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each option granted pursuant to the Finisar 2005 Plan (each, a “Finisar Stock Option”) (or portion thereof) that was outstanding and unexercised was automatically cancelled and terminated and converted into the right to receive an amount of Mixed Election Consideration that would be payable to a holder of such number of shares of Finisar Common Stock equal to the quotient of (i) the product of (a) the excess, if any, of $26.00 over the exercise price per share of such Finisar Stock Option multiplied by (b) the number of shares of Finisar Common Stock subject to such Finisar Stock Option, divided by (ii) $26.00. Each Finisar Stock Option that was outstanding and unexercised as of immediately prior to the Effective Time with an exercise price per share that is in excess of $26.00 was cancelled and extinguished without any present or future right to receive the Merger Consideration or any other payment.

As of the Effective Time, each restricted stock unit granted pursuant to the Finisar 2005 Plan (each, a “Finisar RSU”) (or portion thereof) that was outstanding and subject to a performance-based vesting condition that related solely to the value of Finisar Common Stock, to the extent such Finisar RSU vested in accordance with its terms in connection with the Merger (each a “Participating RSU”), was automatically cancelled and extinguished and converted into the right to receive the Cash Election Consideration, the Stock Election Consideration or the Mixed Election Consideration at the election of the holder of such Participating RSU, subject to the proration adjustment procedures set forth in the Merger Agreement. As of the Effective Time, each Finisar RSU (or portion thereof) that was outstanding and subject to a performance-based vesting condition that related solely to the value of Finisar Common Stock but did not vest in accordance with its terms in connection with the Merger was cancelled and extinguished without any right to receive the Merger Consideration or any other payment. Further, at the Effective Time, each Finisar RSU (or portion thereof) that was outstanding and unvested and did not vest in accordance with its terms in connection with the Merger and was either (x) subject to time-based vesting requirements only or (y) subject to a performance-based vesting condition other than the value of Finisar Common Stock was assumed by the Company (each, an “Assumed RSU”). Each Assumed RSU currently is subject to substantially the same terms and conditions as applied to the related Finisar RSU immediately prior to the Effective Time, except that the number of shares of Company Common Stock subject to such Assumed RSU was adjusted as set forth in the Merger Agreement.

In the aggregate, holders of approximately 1.4% of outstanding shares of Finisar Common Stock and Participating RSUs elected to receive the Stock Consideration and will receive 0.5546 shares of Company Common Stock in respect of each share of Finisar Common Stock or Participating RSU. In the aggregate, holders of approximately 63.3% of outstanding shares of Finisar Common Stock and Participating RSUs elected to receive the Cash Consideration and will receive $15.94 in cash, without interest, and 0.2146 shares of Company Common Stock in respect of each share of Finisar Common Stock or Participating RSU. In the aggregate, holders of approximately 35.3% of outstanding shares of Finisar Common Stock and Participating RSUs elected or were deemed to have elected to receive the Mixed Consideration and will receive $15.60 in cash, without interest, and 0.2218 shares of Company Common Stock in respect of each share of Finisar Common Stock or Participating RSU. The Company may pay additional cash or issue additional shares of Company Common Stock in the future as a result of conversions or repurchases of the Finisar Notes or settlements of the Assumed RSUs.

In accordance with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”), trading of Finisar Common Stock was suspended immediately following the after-hours session at 8:00 p.m., Eastern time, on September 23, 2019. It is expected that the Finisar Common Stock will be delisted from Nasdaq on or about October 4, 2019.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the Board of Directors of the Company (the “Board of Directors”) appointed as members of the Board of Directors three designees of Finisar who had been serving as members of Finisar’s board of directors. In particular, the Board of Directors appointed Michael L. Dreyer, Jerry S. Rawls and Robert N. Stephens as members of the Board of Directors effective as of the Effective Time. Mr. Dreyer will serve as a Class One Director with a term expiring in 2021, and Messrs. Rawls and Stephens will serve as Class Three Directors with terms expiring in 2020. The Board of Directors has appointed Mr. Dreyer as a member of the Corporate Governance and Nominating Committee, Mr. Rawls as a member of the Subsidiary Committee and Mr. Stephens as a member of the Audit Committee and the Compensation Committee.

Mr. Dreyer served as a member of Finisar’s board of directors from December 2015 through the Effective Date and also is currently a director of F5 Networks, Inc., a developer and provider of software defined application services. Mr. Dreyer has served as the Chief Operations Officer of Silicon Valley Bank since September 2015. Before joining Silicon Valley Bank, Mr. Dreyer was President and Chief Operating Officer of Monitise Americas, LLC, a subsidiary of Monitise plc, a company providing mobile banking and payment services, from 2014 to September 2015. Mr. Dreyer also was the global head of technology and Chief Information Officer at VISA Inc. from 2005 to 2014. Previously, Mr. Dreyer was Chief Information Officer of Inovant, LLC, a company providing electronic payment processing services. He has also held executive positions at VISA USA as Senior Vice President of Processing and Emerging Products, and Senior Vice President of Commercial Solutions. Additionally, Mr. Dreyer held senior positions at American Express Co, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer received an M.B.A. and a B.A. in psychology from Washington State University.

Mr. Rawls served as a member of Finisar’s board of directors from 1989 through the Effective Date. Mr. Rawls served as Finisar’s Chief Executive Officer from September 2015 until January 2018 and from 1999 until 2008; as Finisar’s Chairman of the Board from 2006 until January 2018; and as Finisar’s Executive Chairman from 2008 through September 2015. Mr. Rawls also served as Finisar’s President from 2003 until 2008 and previously held that title from 1989 to 2002. Mr. Rawls previously was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions, including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.

Mr. Stephens served as a member of Finisar’s board of directors from 2005 through the Effective Date and as Finisar’s Chairman of the Board from January 2018 through the Effective Date. Mr. Stephens served as Finisar’s Lead Director from 2010 until January 2018. Mr. Stephens served as the Chief Executive Officer from 1999, and as President from 1998, of Adaptec, Inc. (“Adaptec”), a storage solutions provider, until his retirement in 2005. Mr. Stephens joined Adaptec in 1995 as Chief Operating Officer. Before joining Adaptec, Mr. Stephens was the founder and Chief Executive Officer of Power I/O, a company that developed serial interface solutions and silicon expertise for high-speed data networking, that was acquired by Adaptec in 1995. Prior to founding Power I/O, Mr. Stephens was President and Chief Executive Officer of Emulex Corporation, a designer, developer and supplier of Fibre Channel host bus adapters. Before joining Emulex, Mr. Stephens was Senior Vice President, General Manager and founder of the Microcomputer Products Group at Western Digital Corporation. He began his career at IBM, where he served over 15 years in a variety of human resource management positions. Mr. Stephens holds a B.A. in Philosophy and Psychology, and an M.S. in Industrial Psychology, from San Jose State University.

In connection with the appointments of Messrs. Dreyer, Rawls and Stephens to the Board of Directors, and consistent with the Board of Directors’ current compensation arrangements for non-employee directors, Messrs. Dreyer, Rawls and Stephens will be eligible to receive the Company’s standard annual cash compensation for non-employee directors, pro-rated for the remainder of the Company’s 2020 fiscal year, and expense reimbursement. Beginning with the Company’s 2021 fiscal year, Messrs. Dreyer, Rawls and Stephens will be eligible to receive the Company’s standard compensation for non-employee directors, which currently includes a cash retainer and grants of restricted stock units and stock options.

There were no other arrangements or understandings between any of Messrs. Dreyer, Rawls and Stephens and any other person pursuant to their respective elections as directors, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding any of Messrs. Dreyer, Rawls and Stephens that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On the Closing Date, the Company and Finisar issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited Consolidated Balance Sheets as of April 28, 2019 and April 29, 2018 and the audited Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for the years ended April 28, 2019, April 29, 2018 and April 30, 2017, and the related notes thereto, of Finisar are filed as Exhibit 99.2 through incorporation by reference to Finisar’s Annual Report on Form 10-K for its year ended April 28, 2019.

The unaudited Condensed Consolidated Balance Sheets as of July 28, 2019 and April 28, 2019 and the unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Stockholders’ Equity and Condensed Consolidated Statements of Cash Flows for the three months ended July 28, 2019 and July 29, 2018, and the related notes thereto, of Finisar are filed as Exhibit 99.3 through incorporation by reference to Finisar’s Quarterly Report on Form 10-Q for its quarter ended July 28, 2019.

(b)    Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)    Exhibits

Exhibit 2.1.	Agreement and Plan of Merger, dated November 8, 2018, by and among II-VI Incorporated, Mutation Merger Sub Inc. and Finisar Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Finisar Corporation (File No. 000-27999) on November 9, 2018).

Exhibit 4.1	Indenture, dated as of December 21, 2016, by and between Finisar Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Finisar Corporation (File No. 000-27999) on December 21, 2016).

Exhibit 4.2	First Supplemental Indenture, dated as of September 24, 2019, by and among II-VI Incorporated, Finisar Corporation and Wells Fargo Bank, National Association, as trustee.

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of September 24, 2019, by and among II-VI Incorporated, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto.

Exhibit 10.2	Amended and Restated Finisar Corporation 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Finisar Corporation (File No. 000-27999) on September 8, 2014).

Exhibit 10.3	Form of Restricted Stock Unit Issuance Agreement (incorporated by reference to Exhibit 10.61 to the Quarterly Report on Form 10-Q filed by Finisar Corporation (File No. 000-27999) on March 12, 2009).

Exhibit 10.4	Form of Restricted Stock Unit Issuance Agreement—Officers (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Finisar Corporation (File No. 000-27999) on September 8, 2016).

Exhibit 10.5	Form of Restricted Stock Unit Issuance Agreement—International (incorporated by reference to Exhibit 10.63 to the Quarterly Report on Form 10-Q filed by Finisar Corporation (File No. 000-27999) on March 12, 2009).

Exhibit 10.6	Form of Restricted Stock Unit Issuance Agreement—Israel (incorporated by reference to Exhibit 10.64 to the Quarterly Report on Form 10-Q filed by Finisar Corporation (File No. 000-27999) on March 12, 2009).

Exhibit 10.7	Form of Restricted Stock Unit Issuance Agreement—UK (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed by Finisar Corporation (File No. 000-27999) on June 26, 2014).

Exhibit 23.1	Consent of BDO USA, LLP.

Exhibit 99.1	Joint Press Release dated September 24, 2019.

Exhibit 99.2	Audited Consolidated Balance Sheets as of April 28, 2019 and April 29, 2018 and audited Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for the years ended April 28, 2019, April 29, 2018 and April 30, 2017, and the related notes thereto, of Finisar Corporation (incorporated by reference to the Annual Report on Form 10-K filed by Finisar Corporation (File No. 000-27999) on June 14, 2019).

Exhibit 99.3	Unaudited Condensed Consolidated Balance Sheets as of July 28, 2019 and April 28, 2019 and unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Stockholders’ Equity and Condensed Consolidated Statements of Cash Flows for the three months ended July 28, 2019 and July 29, 2018, and the related notes thereto, of Finisar Corporation (incorporated by reference to the Quarterly Report on Form 10-Q filed by Finisar Corporation (File No. 000-27999) on September 4, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: September 24, 2019	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer and Treasurer